SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2003

Greater Bay Bancorp

(Exact name of registrant as specified in its charter)

California	77-0387041
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 0-25034

2860 West Bayshore Road

Palo Alto, California 94303

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 813-8200

Item 5. Other Events.

On October 29, 2003, Greater Bay Bancorp (the “Company”) issued a press release announcing that it plans to consolidate its 11 bank charters into one national bank charter. The press release, which appears as Exhibit 99.1, is filed and incorporated herein by reference, except as indicated below under Item 9.

Item 7. Financial Statements and Exhibits.

Exhibits

99.1	Press Release dated October 29, 2003 re charter consolidation

Item 9. Regulation FD Disclosure

The paragraphs of the press release containing the Chief Executive Officer’s quotes and the paragraph discussing potential costs and cost savings are not filed but are furnished pursuant to Regulation FD.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greater Bay Bancorp
(Registrant)

Dated: October 29, 2003	By:	/s/ Linda M. Iannone

Linda M. Iannone Senior Vice President and General Counsel

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Exhibit Index

99.1	Press Release dated October 29, 2003 re charter consolidation